Exhibit 10.1

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of May 7, 2018 (this “Agreement”), by and among International Flavors & Fragrances Inc., a New York corporation (“Parent”), the shareholders of Frutarom Industries Ltd. (the “Company”) listed on the signature page hereto (the “Shareholders”) and any Permitted Transferee (as defined below) that becomes a party to this Agreement by executing and delivering a joinder to this Agreement in the form attached hereto as Exhibit A.

W I T N E S S E T H:

WHEREAS, Parent, Icon Newco Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are concurrently herewith entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, at the Effective Time under the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Company and a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, the Shareholders, as of the date hereof, hold or Beneficially Own the Existing Shares (as defined below); and

WHEREAS, as a condition and material inducement to Parent’s willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger, the Shareholders have agreed to enter into this Agreement, pursuant to which the Shareholders are agreeing, among other things, to vote all of their Covered Shares (as defined below) in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

GENERAL

Section 1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

(a) “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstances).

(b) “Company Shares” means ordinary shares, par value one New Israeli Shekel (NIS 1.00) per share, of the Company.

(c) “Covered Shares” means each Shareholder’s Existing Shares, together with any Company Shares or other voting share capital of the Company issuable upon the conversion, exercise or exchange of securities that are convertible into or exercisable or exchangeable for Company Shares or other voting share capital of the Company, and any other Company Shares or other voting share capital of the Company, in each case that each Shareholder has or acquires Beneficial Ownership of on or after the date hereof and prior to the termination of this Agreement (including by means of purchase, dividend or distribution, or upon the exercise of any stock options, or warrants or other rights).

(d) “Existing Shares” means the number of Company Shares Beneficially Owned by the Shareholders, as set forth in Exhibit B hereto.

(e) “Expiration Date” means any date upon which the Merger Agreement is terminated (for any reason) in accordance with its terms.

(f) “Permitted Transfer” means (i) a Transfer of Covered Shares by any Shareholder to an Affiliate (which, for the avoidance of doubt, includes any member of the Farber family and the trusts for the benefit of any such members) of such Shareholder; provided that, (A) such Affiliate shall remain an Affiliate of such Shareholder at all times following such Transfer and (B) prior to the effectiveness of such Transfer, such Affiliate transferee agrees in writing to Transfer such Covered Shares back to the applicable Shareholder prior to such Affiliate ceasing to be an Affiliate of such Shareholder, (ii) a Transfer of Covered Shares by any Shareholder to charities, charitable trusts or other charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; provided, in the case of clauses (i) and (ii), only if prior to the effectiveness of such Transfer (A) written notice of such Transfer is delivered to Parent in accordance with Section 6.3 hereof, and (B) such transferee executes and delivers to Parent a joinder to this Agreement in the form attached hereto as Exhibit A, pursuant to which such transferee agrees to assume all of such Shareholder’s obligations hereunder in respect of the securities subject to such Transfer, and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as the Shareholders are bound hereunder, or (iii) the release of the Covered Shares from any pledge, lien or encumbrance existing on the date hereof or (iv) the pledge, lien or encumbrance of any portion of the Covered Shares so long as such pledge, lien or encumbrance would not prohibit, limit or otherwise conflict with any Shareholder’s compliance with its obligations pursuant to this Agreement.

(g) “Permitted Transferee” means a transferee of any Shareholder who has acquired Covered Shares in accordance with and subject to the terms of this Agreement.

(h) “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

(i) “Proceedings” shall mean legal, administrative or arbitral proceedings, suits, actions, hearings or litigations.

(j) “SEC” means the United States Securities and Exchange Commission.

(k) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate, convey any legal or beneficial interest in, or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation, conveyance of any direct or indirect legal or beneficial interest in, or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) the Covered Shares.

ARTICLE II

VOTING

Section 2.1 Agreement to Vote.

(a) Each Shareholder hereby irrevocably and unconditionally agrees, as to itself only, that during the period beginning on the date hereof and ending upon the termination of this Agreement in accordance with its terms (for any reason, including, for the avoidance of doubt, a termination of the obligations of such Shareholder due to an amendment of the Merger Agreement as provided in Section 5.1), at any meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the shareholders of the Company, such Shareholder (solely in its capacity as such) shall, in each case, to the fullest extent that such matters are submitted for the vote or written consent of the shareholders of the Company and that the Covered Shares are entitled to vote thereon or consent thereto, subject to applicable Law:

(i) appear at each such meeting or otherwise cause all of the Covered Shares as to which such Shareholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy (including by voting card), or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which such Shareholder controls the right to vote (A) in favor of the approval of the Merger and the other transactions contemplated by the Merger Agreement, (B) in favor of any proposal to adjourn or postpone to a later date any meeting of the shareholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the shareholders of the Company if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, (C) against any action, proposal, transaction or agreement that relates to a Company Acquisition Proposal and (D) against any action, proposal, transaction or agreement that would reasonably be likely to prevent, impede or delay the Company’s or Parent’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger.

(b) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast (or consent shall be given) by such Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

ARTICLE III

NO SOLICITATION

Each Shareholder agrees that such Shareholder is a “Representative” of the Company for purposes of Section 5.8 of the Merger Agreement, and that such Shareholder shall not, directly or indirectly, through any Representative of such Shareholder authorized by it to act on its behalf, take any action prohibited by Section 5.8 of the Merger Agreement. If, prior to the Expiration Date, any Shareholder receives any written Company Acquisition Proposal, then such Shareholder will promptly (and in any event within 48 hours) notify Parent and the Company of the identity of the Person making and the material terms of such Company Acquisition Proposal.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of each Shareholder. Each Shareholder, as to itself only, hereby represents and warrants to Parent as follows:

(a) Authorization. Such Shareholder has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Shareholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Shareholder and no other actions or proceedings on the part of such Shareholder are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against it in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) Ownership. Such Shareholder’s Existing Shares are, and all of the Covered Shares of such Shareholder from the date hereof through and on the Closing Date will be, Beneficially Owned by such Shareholder. Such Shareholder has good and marketable title to such Shareholder’s Existing Shares, free and clear of any proxy, voting restriction, adverse claim or other Liens (except for such Liens arising under securities laws or for such Liens as would not prohibit, limit or otherwise conflict with such Shareholder’s compliance with its obligations pursuant to this Agreement).

(c) No Violation. The execution, delivery and performance of this Agreement by such Shareholder does not and will not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof do not and will not (in each case, whether with or without notice or lapse of time, or both):

(i) violate any provision of the certificate of incorporation, bylaws or other comparable governing documents, as applicable, of such Shareholder;

(ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in any (or the right to make any) modification of or the cancellation or loss of a benefit under, require any notice, consent or action under, or otherwise give any Person the right to terminate, accelerate obligations under or receive payment or additional rights under, or constitute a default under, any Contract to which such Shareholder is a party or by which it is bound;

(iii) require any consent of, filing with or license from any Governmental Authority (except for filings under the Exchange Act, the ISL or the ICL); or

(iv) violate any Law applicable to such Shareholder or by which any of such Shareholder’s assets or properties is bound.

(d) Absence of Litigation. As of the date hereof, there is no Proceeding pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder or the Covered Shares before or by any Governmental Authority that would materially impair the ability of such Shareholder to perform its obligations hereunder.

Section 4.2 Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholders as follows:

(a) Authorization. Parent has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) No Violation. The execution, delivery and performance of this Agreement by Parent does not and will not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof do not and will not (in each case, whether with or without notice or lapse of time, or both):

(i) violate any provision of the certificate of incorporation or bylaws of Parent;

(ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in any (or the right to make any) modification of or the cancellation or loss of a benefit under, require any notice, consent or action under, or otherwise give any Person the right to terminate, accelerate obligations under or receive payment or additional rights under, or constitute a default under, any Contract to which Parent is a party or by which Parent is bound;

(iii) require any consent of, filing with or license from any Governmental Authority (except for filings under the Exchange Act, the ISL or the ICL); or

(iv) violate any Law applicable to Parent or by which any of Parent’s assets or properties is bound.

ARTICLE V

OTHER COVENANTS

Section 5.1 Prohibition on Transfers; Other Actions. During the term of this Agreement, each Shareholder hereby agrees, as to itself only, not to, without the prior written consent of Parent, (a) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein (including by tendering into a tender or exchange offer), unless such Transfer is a Permitted Transfer, (b) grant any proxy, consent or power of attorney with respect to any of the Covered Shares or deposit any of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any such Covered Shares, (c) take any other action that would reasonably be expected to restrict or otherwise affect in any material respect the performance of such Shareholder’s obligations hereunder or (d) agree (whether or not in writing) to take any of the actions prohibited by the foregoing clause (a), (b) or (c). Any Transfer in violation of this provision shall be void ab initio.

Section 5.2 Share Dividends, etc. In the event of a share split, share dividend or distribution, or any change in the Company Shares by reason of any split-up, reverse share split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 5.3 Disclosure. Subject to reasonable prior notice to each Shareholder, such Shareholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC, the ISA, the TASE or the LSE and in the Form S-4 or the Proxy Statement such Shareholder’s identity and ownership of such Shareholder’s Covered Shares and the nature of such Shareholder’s obligations under this Agreement and a copy of this Agreement. Parent hereby authorizes each Shareholder and the Company to publish and disclose in any announcement or disclosure to the extent required by the SEC, the TASE, the

LSE or the ISA Parent’s identity and the nature of such Shareholder’s obligations under this Agreement.

Section 5.4 Further Assurances. Each Shareholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 5.5 Acquisition of Covered Shares. Each Shareholder agrees that any new Covered Shares acquired by such Shareholder after the date of this Agreement and prior to the Expiration Date (including through the exercise of any Company stock options or otherwise) shall automatically be subject to the terms of this Agreement as though owned by such Shareholder on the date hereof.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Termination. This Agreement shall remain in effect until the earliest to occur of (i) the Expiration Date, (ii) the Effective Time, (iii) a Company Adverse Recommendation Change or (iv) the mutual written agreement of Parent and the Shareholder to terminate this Agreement, and upon the occurrence of the earliest of any such event this Agreement shall terminate and become null and void and be of no further effect; provided, however, that the provisions of this Article VI shall survive any termination of this Agreement. If, at any time after the date hereof, the Merger Agreement is amended, without the prior written consent of each Shareholder, in a manner that affects the economics or material terms of the Merger Agreement in a manner that is adverse to the Company or its shareholders (including with respect to the reduction of or the imposition of any restriction on the Shareholders’ right to receive the Merger Consideration, or any change in the form of Merger Consideration), then the obligations of the Shareholders hereunder shall be null and void. Nothing in this Article VI shall relieve or otherwise limit the liability of any party for any “intentional breach” (as defined in the Merger Agreement) of this Agreement prior to such termination. For the avoidance of doubt, in the event this Agreement is terminated prior to the Effective Time, any consent or other document executed pursuant hereto shall be deemed null and void and shall have no further effect.

Section 6.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to each respective Shareholder, and neither Parent nor Merger Sub shall have any authority to direct such Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise expressly provided herein.

Section 6.3 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed electronic mail, addressed as follows:

if to Parent, to:

International Flavors & Fragrances Inc.

521 West 57th Street

New York, New York 10019

Phone:          +1 (212) 708-7243

Email:           anne.chwat@iff.com

Attention:     Anne Chwat, General Counsel

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Phone:          +1 (212) 225-2000

Email:           caustin@cgsh.com

                      boreilly@cgsh.com

Attention:     Christopher E. Austin

                     Benet J. O’Reilly

and

Gornitzky & Co.

45 Rothschild Boulevard

Tel-Aviv 6578403

Israel

Phone:           +972-3-710-9191

Email:           friedland@gornitzky.com

Attention:     Chaim Friedland, Adv.

if to the Shareholders, to:

ICC Handels A.G. and ICC Chemical Corporation,

c/o ICC Industries Inc.

460 Park Avenue

New York, New York 10022

Phone:          +1 (212) 521-1700

Email:           jjf@iccchem.com; srf@iccchem.com; & sdp@iccchem.com

Attention:     John J. Farber, Chairman; Sandra R. Farber, Vice Chair; &

                     Scott Douglas Porter, Director of Legal Affairs

with a copy (which shall not constitute notice) to:

King & Spalding LLP

1185 6th Avenue

New York, New York 10036

Phone:              +1 (212) 556-2218

Email:              jwoolery@kslaw.com

Attention:        James C. Woolery

and

Baker McKenzie Zurich

Holbeinstrasse 30

P.O. Box

8034 Zurich

Switzerland

Phone:          +41 44 384 14 14

Email:           markus.berni@bakermckenzie.com

Attention:     Dr. Markus Berni

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Phone:          +1 (212) 403-1000

Email:           aoemmerich@wlrk.com

                       ejlee@wlrk.com

Attention:     Adam O. Emmerich

                      Edward J. Lee

and

Naschitz, Brandes, Amir & Co.

5 Tuval Street

Tel Aviv 6789717

Israel

Phone:          +972-3-623-5022

Email:           samir@nblaw.com

Attention:     Sharon A. Amir, Adv.

Section 6.4 Interpretation. The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this

Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to May 7, 2018, unless the context requires otherwise. Any Law or agreement defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such Law or agreement as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute or agreement shall be deemed to refer to such statute or agreement, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

Section 6.5 Counterparts; Facsimile or .pdf Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 6.6 Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 6.7 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent or the Shareholders in the negotiation, administration, performance and enforcement hereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state without regard to the conflicts of law provisions thereof.

(b) Each of the parties hereto hereby, with respect to any legal claim or Proceeding arising out of this Agreement or the transactions contemplated by this Agreement, (i) agrees that any such legal claim or Proceeding shall be brought, tried and determined only in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such court declines to accept jurisdiction over a particular matter, in any state or federal court located within the State of Delaware, (ii) expressly and irrevocably submits, for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such court declines to accept jurisdiction over a particular matter, in any state or federal court located within the State of Delaware, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iv) agrees that it will not bring any claim or Proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts and (v) irrevocably waives, to the fullest extent it may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which it may now or hereafter have to the laying of venue of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, each of the parties agrees that a final and nonappealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c) Each party irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto made by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6.3 and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.

(d) EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 6.8 Specific Performance. The Shareholders hereby acknowledge and agree that Parent will suffer irreparable damage in the event that any of the obligations of the Shareholders in this Agreement are not performed in accordance with its specific terms or if the Agreement is otherwise breached by the Shareholders and that money damages, even if available, would not be an adequate remedy therefor. Accordingly, each Shareholder agrees, as to itself only, that Parent shall be entitled to specific performance, an injunction, restraining order and/or such other equitable relief, in addition to any other rights and remedies existing in its favor at law or in equity, as a court of competent jurisdiction may deem necessary or appropriate to enforce its rights and such Shareholder’s obligations hereunder (without posting of bond or other security). These injunctive remedies are cumulative and in addition to any other rights and remedies Parent may have at law or in equity. In the event Parent seeks an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, Parent shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.9 Amendment; Waiver. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 6.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

Section 6.11 Assignment; Successors; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 6.11 shall be null and void. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 6.12 Shareholder Capacity. The restrictions and covenants of the Shareholders hereunder shall not be binding, and shall have no effect, in any way with respect to any director or officer of the Company or any of its Subsidiaries in such Person’s capacity as such a director or officer, nor shall any action taken by any such director or officer in his or her capacity as such be deemed a breach by any Shareholder of this Agreement. Nothing herein will be construed to prohibit, limit or restrict any representative of the Shareholders from exercising his fiduciary duties as an officer or director to the Company or its shareholders.

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IN WITNESS WHEREOF, the parties have caused to be executed or executed this Agreement as of the date first written above.

International Flavors & Fragrances Inc.

By:
Name:
Title:

[Signature Page to Voting Agreement]

SHAREHOLDERS:

ICC Chemical Corporation

By:
Name:
Title:

ICC Handels A.G.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Voting Agreement]

EXHIBIT A

FORM OF JOINDER

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Voting Agreement, dated as of May 7, 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Voting Agreement”) by and among International Flavors & Fragrances Inc., a New York corporation, the shareholder of Frutarom Industries Ltd. listed on the signature page thereto (the “Shareholder”), and any Permitted Transferee that becomes a party to the Voting Agreement in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Voting Agreement.

By executing and delivering this Joinder Agreement to the Voting Agreement, the undersigned hereby (i) adopts and approves the Voting Agreement, (ii) assumes and agrees to comply with all of the Shareholder’s obligations under the Voting Agreement in respect of the securities subject to the applicable Transfer and (iii) agrees, effective commencing on the date hereof and as a condition to the Transfer, to become a party to, and to be bound by and comply with the provisions of, the Voting Agreement applicable to the Shareholder, in the same manner as if the undersigned were an original signatory to the Voting Agreement.

The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Voting Agreement, it is a Permitted Transferee under the Voting Agreement.

The undersigned acknowledges and agrees that the provisions of Article 6 of the Voting Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

A-1

Accordingly, the undersigned have executed and delivered this Joinder Agreement as of the      day of             ,         .

PERMITTED TRANSFEREE

Name:

Notice Information

Address:
Phone:
Email:

A-2

EXHIBIT B

EXISTING SHARES

ICC Chemical Corporation: 2,130,686 ordinary shares, par value one New Israeli Shekel (NIS 1.00) per share.

ICC Handels A.G.: 19,227,348 ordinary shares, par value one New Israeli Shekel (NIS 1.00) per share.

B-1